UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

September 24, 2026

McCormick & Company, Inc
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	MD	21031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 24, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of McCormick & Company, Incorporated (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, due to the fact that EY is not expected to be considered independent with respect to the Company under the rules of the Securities and Exchange Commission (the “SEC”) after the anticipated closing of the transactions announced on March 31, 2026, between the Company, Unilever PLC, a public limited company registered in England and Wales (“Unilever”), and certain affiliated companies of the Company and Unilever, pursuant to which and subject to the terms and conditions contained in the definitive transaction agreements, Unilever will transfer its foods business, subject to certain exceptions, to the Company. EY’s dismissal will be effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2026.

The audit reports of EY on the Company’s consolidated financial statements for each of the fiscal years ended November 30, 2024, and November 30, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended November 30, 2024, and November 30, 2025, and in the subsequent interim period through the date of this Current Report on Form 8- K (this “Current Report”), there were no: (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such fiscal years, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

The Company provided EY with a copy of the disclosures in this Current Report and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated September 28, 2026, is filed as Exhibit 16.1 to this Current Report.

Following a request for proposals process, on September 24, 2026, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company, subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter, for the fiscal year ending November 30, 2027, effective as of EY’s dismissal upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2026.

During the fiscal years ended November 30, 2024, and November 30, 2025, and the subsequent interim period through the date of this Current Report, neither the Company, nor anyone on the Company’s behalf, consulted with KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of either a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Exchange Act) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP, dated September 28, 2026
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

McCORMICK & COMPANY, INCORPORATED

Date: September 28, 2026	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary